CHC GROUP ANNOUNCES EARLY TENDER RESULTS WITH RESPECT TO ITS TENDER OFFER TO PURCHASE UP TO $80 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS OUTSTANDING 9.375% SENIOR NOTES DUE 2021

April 20, 2015 – Vancouver, British Columbia, Canada – CHC Group Ltd. (NYSE: HELI), announced today that as of 5:00 p.m. New York City time on April 17, 2015, the early tender date, $20,755,150 aggregate principal amount of outstanding 9.375% Senior Notes due 2021 of CHC Helicopter S.A., its indirect wholly-owned subsidiary, had been tendered and not withdrawn in the previously announced tender offer to purchase up to $80 million aggregate principal amount of the notes.

All of the notes that were tendered and not withdrawn at or prior to the early tender date will be accepted for purchase and CHC expects the early settlement date for the purchases to be Tuesday, April 21.

Each $1,000 of notes represents $650 of outstanding obligations. Holders who tendered their notes and did not withdraw at or prior to the early tender date, and whose notes are accepted for purchase by CHC, will receive an amount of $438.75 per $650 of notes purchased, including an early tender payment of $45.50. Additionally, accrued and unpaid interest on the purchased notes will be paid from the last interest payment date to, but not including, the settlement date.

There is $59,244,850 aggregate principal amount remaining under the tender offer available to holders who tender their notes after the early tender date and at or prior to the expiration date. The expiration date is midnight New York City time on May 1, though CHC has the discretion to extend the expiration date. Holders who tender their notes after the early tender date and at or prior to the expiration date, and have their notes accepted for purchase by CHC, will be eligible to receive the tender offer consideration of $393.25 per $650 of outstanding obligations, plus accrued and unpaid interest on such notes from the last interest payment date to, but not including, the applicable settlement date. If the aggregate principal amount of notes tendered prior to the early tender date and prior to the expiration date exceeds $80 million, notes tendered after the early tender date but at or prior to the expiration date will be subject to proration.

Complete terms and conditions are described in CHC’s offer to purchase and related letter of transmittal, both of which are dated April 6, 2015.

Additional Information
Holders who tender their notes after the early tender date but before the expiration date may not withdraw their notes except in the limited circumstances described in the offer to purchase.

CHC expects to settle the purchase of any notes that are tendered after the early tender date but at or prior to the expiration date on the business day immediately following the expiration date.

The dealer manager for the tender offer is Morgan Stanley & Co. Questions about the tender offer can be directed to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect).

Copies of the offer to purchase and the letter of transmittal are being mailed to holders of the notes, and can also be obtained from the information and tender agent: D.F. King & Co., at (866) 521-4219, or in writing at 48 Wall St., 22nd Floor, New York, NY 10005.

The tender offer is subject to the satisfaction of conditions set forth in the offer to purchase and the letter of transmittal. If any of the conditions are not satisfied, CHC will not be obligated to accept, purchase or pay for any tendered notes, subject to applicable laws, and may terminate the tender offer. The offer is not conditioned on the tender of a minimum principal amount of notes.

ABOUT CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates more than 230 aircraft in about 30 countries around the world.

Certain Information Regarding the Tender Offer
The information in this press release describing CHC’s tender offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell notes in the tender offer. The tender offer is being made only pursuant to the offer to purchase and the related materials that CHC distributed to holders of the notes. The tender offer is not being made in any jurisdiction in which the making of or acceptance thereof would not be in compliance with the securities laws, blue sky laws or other laws of such jurisdiction. Holders of the notes should read the offer to purchase and the related materials carefully because they contain important information, including the various terms and conditions of the tender offer. None of CHC, the dealer manager or the information and tender agent make any recommendation as to whether holders should tender or refrain from tendering their notes. Holders must make their own decision as to whether to tender notes and, if so, the principal amount of the notes to tender.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended and other applicable securities legislation. All statements, other than statements of historical fact included in this press release, regarding as well as, our strategy, future operations, projections, conclusions, forecasts and other statements are “forward-looking statements”. While these forward-looking statements represent our best current judgment, actual results could differ materially from the conclusions, forecasts or projections contained in the forward-looking statements. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection in the forward-looking information contained herein. Such factors include: volatility in the oil and gas sector generally, and the potential impact of such volatility on offshore exploration and production, particularly on demand for offshore transportation services, competition in the markets we serve, our ability to secure and maintain long-term support contracts, our ability to maintain standards of acceptable safety performance, exchange rate fluctuations, political, economic, and regulatory uncertainty, problems with our non-wholly owned entities, including potential conflicts with the other owners of such entities, exposure to credit risks, our ability to continue funding our working capital requirements, risks inherent in the operation of helicopters, unanticipated costs or cost increases associated with our business operations, trade industry exposure, inflation, ability to continue maintaining government issued licenses, necessary aircraft or insurance, loss of key personnel, work stoppages due to labor disputes, and future material acquisitions or dispositions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The Company disclaim any intentions or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to our annual report on Form 10-K and quarterly reports on Form 10-Q, and our other filings, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available free of charge at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates or forward-looking statements made herein.

Contact Information

INVESTORS	MEDIA
Lynn Antipas Tyson	T.R. Reid
Vice President, Investor Relations	Vice President, Global Communications
+1.914.485.1150	+1.512.869.9094
lynn.tyson@chc.ca	t.r.reid@chc.ca

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